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                                                                   EXHIBIT 23.09

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

     I, Aleksandar Erdeljan, hereby consent to the use of my name in the Registration Statement of Cardinal Health, Inc., to be filed with the Securities and Exchange Commission as a person named therein as about to become a director of Cardinal Health, Inc. and the filing of this consent as an exhibit to such Registration Statement.

                                         /s/ Aleksandar Erdeljan
                                          --------------------------------------
                                          Aleksandar Erdeljan
June 11, 1998